                                                                       EXHIBIT C


                               COMPANY VEHICLES
                               ----------------

Vehicle #      Make/Model      Assignment      Title #     Tag #      Mileage
---------      ----------      ----------      -------     -----      -------
1              93 Chevy Astro  K. Tengue       48236110    INY39Y      71,474
2              89 Chevy Astro  --              64195953    QWW76S     181,415
3              92 Chevy Astro  P. Nicholson    60407343    JGJ96X     147,000
4              91 Ford Van     C. Ivey         49603914    INY36Y     121,568
5              90 Chevy Astro  E. Acklen       48374374    QWW80B     111,791
6              92 Chevy Astro  S. Boone        62392566    SVD56D     112,799
7              93 Chevy Astro  K. Niblick      63937184    JQP92Z      35,668
8              90 Ford Van     G. Duffy        48406888    KUP58W     111,300
9              91 Ford Van     P. Dicharia     49647385    INY34Y     122,909
10 Gnsvl       95 Chevy Astro  K. Boone Bank   --          RLM37W      28,011
10 Jax         88 Chevy Astro  --              45928496    NVG25N     182,390
11             94 Chevy Astro  J. Marshall     65490659    PVV74H      52,893
               90 Jeep Chero.  B. Cole         48477076    QWW78S      68,554
               89 Jeep Chero.  D. Mann         47670034    SVD57D      78,239
               90 Ford T-Bird  L. McGowan      49508786    SVD58D      76,344
               95 Chevy S-10   D. Blyar        69148129    TQC27T       4,233
               93 Ford Explor  R. Closs        65491642    PVI56K      45,183